SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 6, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting a 66% gain in the second quarter procedures and a record 13,888 procedures versus 8,365 a year-ago.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated July 6, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: July 6, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contacts:	Alan H. Buckey, CFO	The Dilenschneider Group
	LCA-Vision Inc.	Joel Pomerantz (Media)
	(513) 792-9292	Ken DiPaola (IR)
(212) 922-0900

LCA-VISION POSTS 66% GAIN IN SECOND QUARTER PROCEDURES;

REPORTS RECORD 13,888 PROCEDURES VERSUS 8,365 A YEAR-AGO

CINCINNATI, July 6, 2000 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. provider of laser vision correction services, today reported a 66 percent increase in consolidated procedure volume for the second quarter of 2000. Second quarter procedures rose to a record 13,888, up from 8,365 procedures for the same period a year ago. Sequentially, procedures were up 11 percent versus last quarter's 12,504.

During the second quarter, the company opened four new LasikPlus centers in the fast-growing Chicago and Atlanta markets. The company plans to open seven additional centers this year, some in fast-growing existing markets, which will enable the company to leverage advertising and promotion spending across multiple centers in the same geographic market. LCA-Vision Chairman and CEO Stephen Joffe commented: "We see establishing leadership in our chosen markets as one of the keys to long-term profitability, and we intend to be aggressive in achieving that end."

Mr. Joffe added, "June was the strongest month in our history, but, as expected, competitive pricing, new center openings and related up-front staffing, marketing and advertising costs continued to impact earnings performance."

Under its previously announced share buy-back program, the company, through June 30, 2000, has purchased approximately 532,000 shares in the open market at an average price of $2.82. "At current price levels, the re-purchase of LCA-Vision common stock is a productive use of existing capital, and we will continue to look for opportunities to buy on weakness," Joffe noted.

LCA-Vision currently owns and operates 29 laser vision correction centers in the U.S., Canada and Europe.

LCA-Vision also manages The National LASIK Network provider group for individuals covered by Cole Managed Vision, a leading provider of vision care benefits. Cole Managed Vision, a unit of Cole National Corporation (NYSE:CNJ), develops, markets, and administers group vision benefit programs for employers, health plans, trust funds, and associations nationwide covering more than 50 million lives. Cole National, including its Pearle franchisees, has more than 2,000 optical locations in the United States, Canada, Puerto Rico, and the Virgin Islands.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission